UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2020 (December 9, 2020)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2020, On Track Innovations Ltd. (the “Company”) entered into a loan financing agreement (the “Agreement”) with Jerry L. Ivy, Jr., Descendants’ Trust (the “Lender”), the Controlling Shareholder of the Company (as such term is defined under the Israeli Companies Law, 5759-1999, as amended (the “Companies Law”)). The Agreement provides that the Lender will extend a loan to the Company in the amount of up to $1,500,000 (the “Loan Amount”), payable in two tranches: one of $625,000 (the “Initial Tranche”) at the initial closing, and the other of $875,000 at the second closing (the “Second Tranche”), subject to the terms and conditions of the Agreement. The initial closing is expected to take place on December 21, 2020 (the “Initial Closing”). Additional lender/s may participate in the Second Tranche, subject to the Company’s consent. The Company has agreed to use the proceeds of the Loan Amount to fund the Company’s operations and working capital while the Company explores strategic options.

The Loan Amount is secured pursuant to a debenture (the “Debenture”) by a first priority floating charge over all the tangible or intangible assets and other property of the Company as of the date of the Agreement or thereafter acquired (subject only to certain permitted security interests, as set forth in Agreement) (the “Floating Charge”).

The Loan Amount and all accrued interest matures upon the elapse of six months following the Initial Closing (the “Maturity Date”), and will be payable in full on the Maturity Date, provided that the maturity date can be extended at the sole option of the majority of the Lenders. The Loan Amount bears interest on all outstanding principal at an interest rate of 8.0% per annum (the “Interest”); provided, however, that upon an extension of the maturity period beyond the Maturity Date, the Interest will automatically increase, effective as of the Maturity Date, to the rate of 10.0% per annum. Also, in case of an extension of the Maturity Date, the accrued interest for the first six months for which the Loan Amount has been outstanding will be payable by the Company to the Lender at the time of the extension, and the accrued Interest for the extension period will be payable by the Company to the Lender on the extended maturity date. In addition, the Company may repay the Initial Tranche and/or the Second Tranche, in whole and not in part, and any accrued Interest thereon, at any time prior to the Maturity Date (as it may be extended), in its sole discretion.

Pursuant to the Agreement, a second closing (the “Second Closing”) will take place if, among other things, the Company meets certain conditions, including the following: (i) filing of notices for convening of a meeting of the Company’s shareholders for the approval of the Lender’s option to convert the Secured Amount (as defined below) into Ordinary Shares, par value NIS 0.1 each, of the Company (the “Ordinary Shares”); (ii) obtaining the approval of the Israeli Innovation Authority (the “IIA”) to include the charge of intellectual property funded by the IIA in the Floating Charge; and (iii) the repayment in full by ASEC S.A. (Spolka Akcyjna), a wholly-owned Polish subsidiary of the Company, of the loan provided to it by PKO Bank Polski (the “Polish Debt”), or the postponement of the maturity date of the Polish Debt to no earlier than December 22, 2021. Pursuant to the Agreement, proceeds of the Loan Amount may not be used by the Company for the purposes of repayment of the Polish Debt.

Subject to obtaining the Shareholders’ Approval (as defined below), at any time prior to the repayment in full of the Loan Amount together with Interest accrued and all other amounts outstanding under the Agreement (the “Secured Amount”), the Lender will be entitled, at its sole discretion, to demand to convert (the “Conversion Right”) the entire Secured Amount into Ordinary Shares, at a price per share equal to the lower of (a) $0.20 per share (subject to adjustment in the event of any bonus shares, combinations or splits) and (b) a price per share reflecting a discount to the average closing bid price of an Ordinary Share over the 20 trading days preceding the Initial Closing (the “Benchmark Price”), as follows: (i) if conversion occurs no later than three months after the Initial Closing, the discount will be 20% of the Benchmark Price; (ii) if conversion occurs more than three months but no later than six months after the Initial Closing, the discount will be 30% of the Benchmark Price; (iii) if conversion occurs more than six months after the Initial Closing (to the extent extended in accordance with the terms of the Agreement), the discount will be 50% of the Benchmark Price; and (iv) if conversion occurs upon an event of default, the discount will be 50% of the Benchmark Price.

Pursuant to the Agreement, the Conversion Right will become effective only following the approval thereof by the shareholders of the Company in accordance with the requirements of the Companies Law, which approval will apply to a controlling shareholder transaction that includes a private offering that may increase the holdings of a controlling shareholder to and above 45% of the share capital of the Company (a “Shareholders' Approval”), and will be deemed of no force or effect at any time prior to obtaining such Shareholders' Approval, if at all. The Company has agreed to convene a shareholders meeting to obtain the Shareholders' Approval no later than 50 days following the Initial Closing.

The Agreement includes customary events of default, including, among others, failures to repay any amounts due to the Lender, breaches or defaults under the terms of the Agreement, etc. If an event of default occurs, the Secured Amount shall immediately become due and payable, without the need for any notice by the Lender.

The foregoing descriptions of the Agreement and the Debenture are qualified by reference to the full text of the Agreement and the Debenture, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Loan Financing Agreement dated December 9, 2020.

10.2	Debenture dated December 9, 2020.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, forward-looking statements are being used when the Company discusses the timing and actual occurrence of the Initial Closing, Second Closing, potential extension of the Maturity Date, convening a shareholders meeting and obtaining the Shareholders’ Approval and potential conversion of the Secured Amount into Ordinary Shares. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 15, 2020	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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